UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2012

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 918/573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On January 24, 2012, Williams Partners L.P. (the “Partnership”) issued a press release announcing the Offering (as defined below) and on January 25, 2012, the Partnership issued a press release announcing that it had priced the Offering. Copies of these press releases are furnished and attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01.	Other Events.

On January 25, 2012, the Partnership and Williams Partners GP LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule 1 thereto, with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Partnership of 7,000,000 common units representing limited partner interests in the Partnership at a price to the public of $62.81 per common unit. Pursuant to the Underwriting Agreement, the Partnership granted the underwriters a 30-day option to purchase up to an additional 1,050,000 common units if the underwriters sell more than 7,000,000 common units in the Offering. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Offering has been registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333-162713) of the Partnership (the “Registration Statement”), and the prospectus supplement dated January 25, 2012, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. Closing of the sale of the common units is expected to occur on January 30, 2012. Certain legal opinions related to the Registration Statement are also filed herewith as Exhibits 5.1 and 8.1.

The Partnership intends to use the net proceeds from the Offering to fund capital expenditures and for other general partnership purposes. A portion of the net proceeds will likely be used to fund a portion of the cash consideration for the Partnership’s previously announced acquisition of the Laser Northeast Gathering System and other midstream businesses from Delphi Midstream Partners LLC, depending on the timing of the closing of such transaction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 25, 2012, by and among Williams Partners L.P., Williams Partners GP LLC, and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule 1 thereto.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

99.1	Press release dated January 24, 2012.

99.2	Press release dated January 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC,
its General Partner

By:	/s/ Lorna R. Simms
Lorna R. Simms
Assistant Secretary

DATED: January 27, 2012

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 25, 2012, by and among Williams Partners L.P., Williams Partners GP LLC, and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule 1 thereto.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

99.1	Press release dated January 24, 2012.

99.2	Press release dated January 25, 2012.